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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the inclusion in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-124638) and related Prospectus of Federal Services Acquisition Corporation of our report dated August 23, 2005 (with respect to Note F, September 23, 2005 and Note G, October 6, 2005) on our audit of the July 31, 2005 financial statements.

/s/ Eisner LLP

New York, New York
October 6, 2005

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Consent of Independent Registered Public Accounting Firm